                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              __________________

                                   FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)       July 30, 2001


                            BERKSHIRE HATHAWAY INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                       1-04905               47-0813844
(STATE OR OTHER JURISDICTION           (COMMISSION           (I.R.S. EMPLOYER
     OF INCORPORATION)                 FILE NUMBER)         IDENTIFICATION NO.)


           1440 Kiewit Plaza
           Omaha, Nebraska                                          68131
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)



                                (402) 346-1400
              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE
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ITEM 5.  OTHER EVENTS

     On July 30, 2001, Berkshire Hathaway Inc., a Delaware corporation ("Berkshire"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), by and among Berkshire, BX Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Berkshire ("Purchaser"), and XTRA Corporation, a Delaware corporation ("XTRA").

     Pursuant to the Merger Agreement, Purchaser will offer to purchase, through a cash tender offer, all of the outstanding shares of the common stock of XTRA for $55.00 per share. The cash tender will commence on August 14, 2001, and is not subject to any financing conditions. Following the tender offer, subject to the terms of the Merger Agreement, Purchaser will merge with XTRA. In the merger, XTRA's stockholders will receive $55.00 per share in cash for each share of XTRA common stock. The offer is conditioned upon, among other things, there being tendered and not withdrawn prior to the expiration date of the tender offer a majority of the outstanding shares of XTRA common stock on a fully diluted basis. The tender offer will expire twenty business days after it is commenced, but it may be extended, or a subsequent offering period may be offered, each under certain circumstances. The acquisition is subject to regulatory approval under the Hart-Scott-Rodino Antitrust Improvements Act and, to the extent applicable similar Canadian and Mexican antitrust laws, and to other customary conditions.

     XTRA's Board of Directors unanimously approved the Merger Agreement. Tiger Management L.L.C., Tiger Performance L.L.C., Tiger Management Corporation and Julian H. Robertson, Jr. (the "Stockholders"), who together own beneficially approximately 30% of the outstanding shares of XTRA common stock, have agreed, pursuant to a Stockholders Agreement, dated as of July 30, 2001 (the "Stockholders Agreement"), among Berkshire, Purchaser and the Stockholders, to tender all of their shares in the tender offer, to vote all of their shares in favor of the merger and against any alternative acquisition proposal, and not to participate in discussions or negotiations for any alternative acquisition proposal. In addition, the Stockholders have granted Berkshire and Purchaser an option on their shares, with such option becoming exercisable under certain conditions.

     A copy each of the Merger Agreement and the Stockholders Agreement were filed with the Securities and Exchange Commission as exhibits to the Current Report on 8-K filed by XTRA on July 31, 2001, and are incorporated herein by reference. The foregoing descriptions of the Merger Agreement and the Stockholders Agreement are qualified in their entirety by reference to the Merger Agreement and Stockholders Agreement. A copy of the press release announcing the transaction was filed by Berkshire with the Securities and Exchange Commission under cover of a Tender Offer Statement on Schedule TO on July 31, 2001, and is incorporated herein by reference.


ITEM 7.  EXHIBITS

10.1 Agreement and Plan of Merger, dated as of July 30, 2001, by and among Berkshire Hathaway Inc., BX Merger Sub Inc., and XTRA Corporation (incorporated herein by reference to the Current Report on Form 8-K filed by XTRA Corporation on July 31, 2001).

10.2 Stockholders Agreement, dated as of July 30, 2001, by and among Berkshire Hathaway Inc., BX Merger Sub Inc., Julian H. Robertson, Jr., Tiger Management Corporation, Tiger Management L.L.C. and Tiger Performance L.L.C. (incorporated herein by reference to the Current Report on Form 8-K filed by XTRA Corporation on July 31, 2001).

99.1 Press Release issued by Berkshire Hathaway Inc. and XTRA Corporation on July 30, 2001 (incorporated herein by reference to the Tender Offer Statement on Schedule TO filed by Berkshire Hathaway Inc. on July 31,
     2001).
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BERKSHIRE HATHAWAY INC.


                                  /s/ Marc D. Hamburg
                              ______________________________________________
Date:  August 3, 2001         By: Marc D. Hamburg
                                  Vice President and Chief Financial Officer
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EXHIBIT INDEX

Exhibit No.    Description

10.1 Agreement and Plan of Merger, dated as of July 30, 2001, by and among Berkshire Hathaway Inc., BX Merger Sub Inc., Julian H. Robertson, Jr., Tiger Management Corporation, Tiger Management L.L.C. and Tiger Performance L.L.C. (incorporated herein by reference to the Current Report on Form 8-K filed by XTRA Corporation on July 31, 2001).

10.2 Stockholders Agreement, dated as of July 30, 2001, by and among Berkshire Hathaway Inc., BX Merger Sub Inc., and certain stockholders of XTRA Corporation (incorporated herein by reference to the Current Report on Form 8-K filed by XTRA Corporation on July 31, 2001).

99.1 Press Release issued by Berkshire Hathaway Inc. and XTRA Corporation on July 30, 2001 (incorporated herein by reference to the Tender Offer Statement on Schedule TO filed by Berkshire Hathaway Inc. on July 31,
     2001).